Exhibit 99.1

Starco Brands Announces Acquisition of Custom Bakehouse

Custom Bakehouse Further Expands Starco’s Vertically Integrated Consumer Products Platform

Acquisition Expected to Add approximately $20 Million in Revenue on an Annual Basis

Los Angeles, Calif.—Starco Brands, Inc. (the “Company” or “Starco”) (OTCQB: STCB) announced today that it completed the acquisition of Custom Bakehouse on July 15, 2026, a highly strategic transaction that advances its long-term vision of building a fully integrated consumer products platform by strengthening the Company’s manufacturing capabilities and brand portfolio.

The acquisition expands Starco’s capabilities across powdered foods, nutritional blends, drink and hydration mixes, baking mixes, dry seasonings, and private-label manufacturing, while creating meaningful manufacturing synergies for existing and future brands. In addition to its manufacturing expertise, Custom Bakehouse brings established customer relationships, private-label capabilities, and recognized consumer brands, including the Sticky Fingers brand and licensed Marie Callender’s® baking mixes. Custom Bakehouse operates a 75,000 square foot production facility located in Santa Fe Springs, California. This complementary acquisition adds a new manufacturing capability that vertically integrates products from Starco’s current divisions, provides scaled production and innovation and growing brands to its portfolio.

The acquisition of Custom Bakehouse marks another milestone in Starco’s strategy of controlling the consumer value chain. From IP creation and formulation through manufacturing and distribution to brand building and marketing, to sales through bricks and mortar retail and online. The acquisition also supports future growth initiatives across the Company’s nutrition and wellness portfolio, including expanded powder-based products and supplements.

Custom Bakehouse establishes an important foundation for Starco Manufacturing, the Company’s new subsidiary expected to become one of its two primary operating pillars alongside Starco Brands, Inc. Over time, Starco Manufacturing is expected to encompass the Company’s manufacturing assets, including The Starco Group. Together with Custom Bakehouse, this brings the Company’s vision to life: a diversified and vertically integrated manufacturing platform servicing both private label and its own behavior changing brands.

“Custom Bakehouse has spent more than three decades earning a reputation for deep formulation and manufacturing excellence, and that is exactly the kind of scale and capability we look for,” said Ross Sklar, Chairman and Chief Executive Officer of Starco. “We have always believed that manufacturing is far more than production, it is a strategic asset, an innovation hub and fuel for growth. Bringing Custom Bakehouse into Starco gives us direct control of more of the value chain, IP creation, manufacturing and distribution, and allows the Company to move fast across our portfolio. This is exactly the kind of acquisition we believe will compound value for our shareholders.”

The Company believes this transaction enhances operational flexibility and scale, supports future acquisition opportunities, and further positions Starco as a unique vertically-integrated consumer products platform capable of creating, manufacturing, marketing, and scaling innovative brands across multiple categories.

Pasadena Private Lending (“PPL”), a $400 million non-bank lender focused on lower middle market companies nationwide, provided the acquisition financing. “We were pleased to finance this acquisition for Starco. We admire their vertical integration model and are supportive of this transformative acquisition,” said Iain Whyte, Chairman & CEO of PPL.

Craig Hallum, the investment banker, represented the seller.

About Starco Brands

Starco Brands, Inc. (OTCQB: STCB) invents and acquires consumer products that change behaviors for the better. Today, Starco consists of two operating units, Starco Manufacturing and Starco Brands. Starco Brands has a portfolio of five divisions and Starco Manufacturing houses Custom Bakehouse and the anticipated expansion of Starco’s manufacturing assets. A modern-day invention factory to its core, Starco identifies whitespaces across consumer product categories. Starco publicly trades on the OTCQB stock exchange. Visit starcobrands.com for more information.

About Custom Bakehouse

For over thirty years, Custom Bakehouse has been creating premier powder and baking mixes that set the standard in organic and better for you products. Busy consumers love the convenience of the company’s lines of delicious mixes, including Marie Callender’s Corn Bread and Sticky Fingers Bakeries. Custom Bakehouse also specializes in private label manufacturing for wholesale and retail customers, earning a stellar reputation for formulating, packaging and dry-blending of premium baking mixes, drink mixes, spice & seasoning blends, and batter & breading.

Learn more about Custom Bakehouse at www.custombakehouse.com.

Forward-Looking Statements

Any statements in this press release about STCB’s future expectations, plans and prospects, including statements about our proposed transaction, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. STCB may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. STCB undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement. The forward-looking statements included in this press release represent STCB’s views as of the date hereof. STCB anticipates that subsequent events and developments may cause STCB’s views to change.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com